UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

September 24, 2004

visionGATEWAY, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-30499	90-0015691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12707 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-1416

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2004, visionGATEWAY, Inc. entered into a joint venture agreement with Education Communications Consortia Inc. (“ECCI”), a Colorado Corporation. ECCI is a privately held telecommunications management company. The joint venture will be known as ECCI-VGI Solutions and will focus on providing the nation’s colleges, universities and schools with a bundled solution, incorporating visionGATEWAY’s INTERScepter product and ECCI’s billing management solutions. The term of the joint venture will be two years with one year automatic renewals.

Also on September 20, 2004, visionGATEWAY, Inc. entered into a partnership with Avnet Partner Solutions, Australia. This partnership has been established as an amendment to the agreement reached with Avnet Partner Solutions for North America in May 2004. Pursuant to this new partnership, Avnet Partner Solutions will bundle, promote and distribute the INTERScepter product on IBM hardware throughout Australia and New Zealand through Avnet Partner Solution’s resellers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

visionGATEWAY, Inc.

/s/ Michael Emerson
Michael Emerson
Chief Executive Officer